SECURITIES AND EXCHANGE COMMISSION
	                         Washington, D.C.  20549


                                 	FORM 8-K

                              	CURRENT REPORT

                  	Filed pursuant to Section 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

                                June 24, 1994
	                      Date of Earliest Event Reported



                               	COMDISCO, INC.
	                          (a Delaware Corporation)
                           	6111 North River Road
	                          Rosemont, Illinois 60018
                         	Telephone  (708) 698-3000
	                       Commission file number 1-7725
	              I.R.S. Employer Identification Number 36-2687938









Item 5.	Other Events

     On June 24, 1994, Comdisco, Inc. reported the death of Mr. Kenneth
     N. Pontikes, Chairman of the Board and President. Mr. Pontikes, who had been diagnosed with colon cancer in early December, 1993, had been undergoing treatment for the disease. The Company will continue under the leadership of the Office of the President. The Office of the President is under the direction of Mr. John F. Slevin, who was named Interim Chief Operating Officer in December, 1993.


Exhibit 99.	Press Release announcing the death of Mr. Pontikes







SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                 					COMDISCO, INC.



Date: June 24, 1994		            	by:	/s/ John J. Vosicky
                                						John J. Vosicky
						                                Senior Vice President
						                                and Chief Financial Officer